EXHIBIT 10.6

EXHIBIT A

PERFORMANCE MATRIX

SECTION 1. AWARD AND PERFORMANCE PERIOD

The number of Earned PSUs (if any) shall be determined based on this Exhibit A. The performance period shall commence on January 1, 2026 (the “Start Date”) and shall end on December 31, 2028 (the “End Date”) (the “Performance Period”).

SECTION 2. DEFINITIONS

For purposes of this Exhibit A, the following terms shall have the meanings set forth below:

“Peer Group” means the group of companies set forth on Appendix 1 attached hereto, as may be adjusted pursuant to Section 5 below.

“Total Shareholder Return” or “TSR” means, with respect to the Company or any Peer Group company, the annualized rate of return reflecting stock price appreciation (or depreciation) over the Performance Period, calculated as a compound annual growth rate (“CAGR”) using the formula:

“Beginning Average Stock Price” means the 20-trading-day volume-weighted average price (“VWAP”) of the applicable company’s common stock preceding the first day of the Performance Period, as equitably adjusted for any stock split, stock dividend, or similar event, as determined in the reasonable discretion of the Board of Directors of the Company.

“Ending Average Stock Price” means the 20-trading-day VWAP of the applicable company’s common stock ending on and including the End Date, as equitably adjusted for any stock split, stock dividend, or similar event, as determined in the reasonable discretion of the Board of Directors of the Company.

“n” is the number of years in the Performance Period (subject to reduction in the event of a qualifying termination of service or Change in Control under [Grantee’s Employment Agreement with the Company] [the Summary of Termination and Vesting Treatment provided to Grantee by the Company in connection with this Award] prior to the end of the Performance Period).

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“Reinvested Dividend Amount” means all dividends paid by the applicable entity in respect of the entity’s common stock during the Performance Period (shortened as appropriate, in the event of a qualifying termination of service or Change in Control under [Grantee’s Employment Agreement with the Company] [the Summary of Termination and Vesting Treatment provided to Grantee by the Company in connection with this Award] prior to the end of the Performance Period).

“Relative TSR” means the percentile ranking of the Company’s TSR relative to the TSR of the Peer Group companies over the Performance Period, calculated in accordance with Section 3 below.

“Relative TSR Percentile” means the percentage of Peer Group companies whose TSR is less than or equal to the Company’s TSR over the Performance Period.

Certain capitalized terms used but not defined in this Exhibit have the meanings assigned to them in the Grantee’s Employment Agreement, offer letter, the Summary of Termination and Vesting Treatment provided to Grantee by the Company in connection with this Award, or other written agreement governing the Grantee’s service with the Company, if any (as such agreement may be amended, restated, supplemented, renewed or otherwise modified from time to time, or replaced or superseded by a subsequent written agreement between the Grantee and the Company). Any amendment, restatement or replacement of such agreement shall automatically apply for purposes of the definitions incorporated into this Exhibit unless expressly provided otherwise therein or herein.

SECTION 3. DETERMINATION OF RELATIVE TSR

3.1 Calculation. As soon as practicable following the End Date (and in no event later than 60 days thereafter), the Administrator shall determine the Company’s TSR and the TSR of each Peer Group company for the Performance Period. The Relative TSR Percentile shall be calculated by ranking all Peer Group companies (excluding the Company) from lowest to highest TSR.  The Company’s percentile rank will be interpolated between the entity with the next highest TSR and the entity with the next lowest TSR based on the differential between the Company’s TSR and the TSR of such entities.

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3.2 Payout Grid. The number of PSUs that become eligible to vest (the “Earned PSUs”) shall be determined based on the following Relative TSR Payout Grid:

Relative TSR Percentile Rank vs. Peer Group
Relative TSR Percentile Rank vs Peer Group	Payout Based on Actual Company TSR (% of Target PSUs Earned)
	<0.1%	>=0.1% - 25%	>25%
<25th Percentile
>=25% Percentile
>=50% Percentile
>=75% Percentile

For purposes of the Relative TSR Percentile Rank vs Peer Group levels, for performance between the levels set forth above, the payout percentage shall be determined by linear interpolation. The maximum payout shall not exceed 200% of the Target PSUs regardless of the Company’s Relative TSR Percentile.

SECTION 4. VESTING

4.1 Cliff Vesting. Subject to the Grantee’s continued service through the End Date and the Administrator’s certification of the Company’s TSR and Relative TSR Percentile, 100% of the Earned PSUs shall cliff-vest on the End Date (the “Vesting Date”). Prior to a Change in Control, the PSUs shall also be subject to the termination and accelerated vesting provisions as, and to the extent, set forth in [Grantee’s Employment Agreement with the Company] [the Summary of Termination and Vesting Treatment provided to Grantee by the Company in connection with this Award].

4.2 Administrator Certification. Prior to any vesting, the Administrator shall certify in writing the achievement of the applicable TSR performance metrics and the resulting Payout percentage. No PSUs shall vest prior to such certification.

4.3 Forfeiture. Any PSUs that do not become Earned PSUs (i.e., the portion remaining after the certified payout level) shall be automatically forfeited and cancelled as of the End Date without consideration.

SECTION 5. PEER GROUP ADJUSTMENTS

5.1 Acquisition or Going-Private. If a Peer Group company is acquired by or merged into another entity, taken private, or otherwise ceases to have publicly traded equity securities during the Performance Period, such company shall be removed from the Peer Group as of the date of such event and shall not be included in the Relative TSR calculation.  For clarity, a Peer Group company that acquires another company but continues to exist as a publicly traded company on a national securities exchange shall remain in the Performance Peer Group and its performance shall be used in the Relative TSR calculation

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5.2 Bankruptcy. If a Peer Group company files for bankruptcy or becomes subject to a liquidation proceeding during the Performance Period, such company shall remain in the Peer Group and shall be assigned the lowest TSR ranking for purposes of the Relative TSR calculation.

5.3 Spin-offs and Significant Asset Sales. The Administrator shall have the authority to make equitable adjustments to the Peer Group or TSR calculations in the event of spin-offs, significant asset dispositions, special dividends, or other extraordinary corporate transactions affecting one or more Peer Group companies.

5.4 Minimum Peer Group. If the number of remaining Peer Group companies falls below five (5) as a result of the foregoing adjustments, the Administrator may, in its discretion, add replacement companies to the Peer Group.

SECTION 6. CHANGE IN CONTROL

Upon a Change in Control, (A) if the PSUs are not assumed by the surviving entity in connection with such Change in Control, all PSUs, if any, shall immediately become vested as of immediately prior to such Change in Control (with the performance goals set forth herein being deemed achieved at the greater of target and actual performance determined as of the last trading day prior to such Change in Control) and (B) if the PSUs are assumed by the surviving entity in connection with such Change in Control, upon the Grantee’s termination of service by the Company without Cause or by the Grantee for Good Reason within six months following such applicable Change in Control, all PSUs, if any, shall immediately become vested as of the date of such termination of service (with the performance goals set forth herein being deemed achieved at the greater of target and actual performance determined as of the date of such termination of service); provided, that such termination of service constitutes a “separation of service” within the meaning of Section 409A of the Code.

Appendix 1 – PEER GROUP

The following companies constitute the Peer Group for purposes of measuring Relative TSR:

#	Company	Ticker	Exchange
1
2
3
4
5
6
7
8
9
10
11

Note: Peer Group is subject to adjustment during the Performance Period pursuant to Section 5 of Exhibit A.

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